Exhibit 10.9

BLUEGRASS EYE BUILDING

OFFICE LEASE AGREEMENT

BY AND BETWEEN

DHB PROPERTIES. LLC,

A KENTUCKY PROFESSIONAL SERVICE CORPORATION

(“LANDLORD”)

AND

APELLIS PHARMACUTICALS, INC.

A DELAWARE CORPORATION

(“TENANT”)

DATED OCTOBER 21, 2010

TABLE OF CONTENTS

LEASE AGREEMENT

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (“Lease”) is entered into and made this     day of October, 2010, by and between (i) DHB PROPERTIES, LLC, a Kentucky professional services corporation (“Landlord”), and (ii) APELLIS PHARMACEUTICALS, INC, a Delaware corporation (“Tenant”).

WITNESSETH:

WHEREAS, Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord, the Premises (as hereinafter defined), on the terms and conditions set forth in this Lease;

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I - BASIC LEASE PROVISIONS AND LEASE OF PREMISES

1.01 Basic Lease Provisions. The basic terms and definitions of this Lease are set forth below:

A.	Building:	The Bluegrass Eye Building 6400 Westwind Way Crestwood, Kentucky 40014

	Premises:	Suite A

B.	Total Leasable Area in the Building:	2,107 Square Feet

	Total Leasable Area of the Premises:	20,000 Leasable Square Feet

	Tenant’s “Pro Rata Share”:	10.54%

C.	Term (see Paragraph 2.01):	Five (5) Years

	Scheduled Commencement Date:	January 31, 2011

	Expiration Date:	December 31, 2015

D.	Base Rent (see Paragraph 3.01):	Year(s): 1 and 2	$60,000 total paid in full by Tenant

		3-5	per month: $2,984.92	per annum: $35,819.00

	Prepaid Rent:	$60,000

	Tenant Paid Utilities:	N/A

E.	Security Deposit (see Paragraph 4.01):	None

F.	Base Year for Operating Expense Adjustment	2009

G.	Guarantor(s) (see Paragraph 20.17):	Dr. Pascal Deschatelets and Dr. Cedric Francois

H.	Addresses for Notices and Payments:

	Notices to Tenant: 6400 Westwind Way, Suite A Crestwood, KY 40014 Attn: Dr. Pascal Deschatelets	Notices to Landlord: 6400 Westwind Way Crestwood, Kentucky 40014 Attn: Dr. Matt Blair

	Billing to Tenant: Apellis Pharmaceuticals Inc. 6400 Westwind Way, Suite A Crestwood, Kentucky 40014	Payments to Landlord: DHB Properties, LLC 6400 Westwind Way Crestwood, Kentucky 40014

I.	Real Estate Broker (Paragraph 19.04):	Horizon Commercial Realty

J.	Option to renew:	Tenant shall have the option to renew the Lease for one (1) additional period of five (5) years at 95% of the then prevailing market rate for comparable space.

K.	Termination Right:	Tenant shall have the one-time right to terminate the Lease at the end of year two (2) with 120 days prior written notice to Landlord.

L.	Right of First Refusal:	Tenant shall have a continuing right of first refusal to lease any contiguous vacant space available in the Building. Tenant shall five (5) business days from notice of perceived interest from a third party in such vacant space as evidenced by a written letter of intent or offer to lease, a copy of which will be furnished to Tenant, to lease of such available space on the same terms and conditions offered to the third party terms pursuant to an amendment of this Lease otherwise reasonably acceptable to Landlord.

1.02 Lease of Premises. Landlord hereby leases to Tenant, and Tenant hereby takes and leases from Landlord, the Premises on the terms and conditions set forth in this Lease, to have and to hold the same, with all appurtenances, unto Tenant for the term hereinafter specified.

1.03 Description of Building, Premises and Common Areas. The following terms used in this Lease shall have the meanings hereinafter set forth:

A. The Building. “Building” is the office building and the Common Areas (as hereinafter defined) located on the land described in the Legal Description attached as “Exhibit A”. The number of leasable square feet in the Building is specified in Paragraph 1.01B above.

B. The Premises. “Premises” is the office space located in an area of the Building which is shown as outlined and labeled as the Premises on the floor plan attached hereto as “Exhibit B”. The Premises are known or are to be known by the suite number(s) specified in Paragraph 1.01 A above.

C. The Common Areas. “Common Areas” are the areas of the Building which are designated by Landlord for use in common by all tenants of the Building and their respective employees, agents, customers, invitees and others, and includes, without limitation, entrances and exits, hallways and stairwells, elevators, rest rooms, sidewalks, driveways, parking areas, landscaped areas, plaza and any other areas as may be designated at any time by Landlord as part of the Common Areas of the Building.

ARTICLE II - TERM AND POSSESSION

2.01 Commencement and Expiration. The “Term” of this Lease shall be the period of time specified in Paragraph 1.01C, commencing on the Scheduled Commencement Date shown in Paragraph 1.01C or such date as the Premises shall be tendered to Tenant as set forth below, or such earlier date as Tenant takes possession or commences use of the Premises for any purpose, including construction. The Lease shall expire without notice to Tenant on the Expiration Date shown in Paragraph 1.01C, or in the event the Premises are not ready for occupancy on the Scheduled Commencement Date, this Lease shall remain in effect, and the Term shall begin on the first day the Premises are ready for occupancy and run for the full Term of the Lease from that date. If the Lease commences on any day other than the first day of a calendar month, the Term shall be extended by that part of one month necessary to cause the Expiration Date to be on the last day of a calendar month. The dates of commencement (“Commencement Date”) and expiration (“Expiration Date”) of the Term shall be confirmed by Landlord and Tenant by execution of a “Acceptance of Premises Amendment” in the form attached hereto as “Exhibit C”. In the event of Landlord’s inability to deliver possession of the Premises upon the Commencement Date due to Acts of God, force majeure or other matters or occurrences beyond the reasonable control of Landlord (e.g. strike, riot, shortage of labor or materials, delays in governmental approvals, or unseasonable inclement weather), Landlord shall not be liable for any damage caused thereby nor shall this Lease become void or voidable, nor shall the Term be extended, but in such event, Tenant shall not be liable for any rent until such time as Landlord delivers possession; provided, that if delays in delivery of the Premises are due to Tenant’s actions or delays or inaction when required or requested, then Base Rent shall begin to accrue as of the Scheduled Commencement Date. If Landlord permits Tenant to enter into possession of the Premises prior to the Commencement

Date, all of the terms and conditions of this Lease shall apply to such prior period. Landlord shall endeavor to notify Tenant at least fourteen (14) days prior to the Scheduled Commencement Date in the event that Landlord believes that it will be unable to deliver possession of the Premises by the Scheduled Commencement Date, regardless of the cause of such delay.

2.02 Construction of Tenant Finish Improvements and Possession. Landlord will perform or cause to be performed the work, if any, set forth on “Exhibit D” attached hereto (“Landlord’s Work”). Landlord shall perform Landlord’s Work in accordance with the terms of “Exhibit D” and otherwise in compliance with all applicable laws, rules, regulations, codes and ordinances, subject to events and delays due to Acts of God, force majeure or other matters or occurrences beyond the reasonable control of Landlord and for which Landlord will not be liable to Tenant in any way. Upon delivery of possession of the Premises to Tenant, Landlord covenants that the Premises shall be habitable in accordance with and required by applicable law, and Landlord and Tenant shall execute the Acceptance of Premises Amendment, which, besides fixing the Commencement Date and Expiration Date, will contain acknowledgments that Tenant has accepted the Premises in the then present condition thereof, and that the Premises and the Building are satisfactory in all respects except for minor “punch list” items agreed to in writing by Landlord and Tenant, which Landlord will promptly remedy. If Tenant takes possession of the Premises, Tenant shall be deemed to have accepted the Premises even though the Acceptance of Premises Amendment may not have yet been executed. Other than Landlord’s Work, Tenant shall make all other necessary improvements to the Premises to operate Tenant’s business (“Tenant’s Work”). Tenant’s Work shall comply with all applicable statutes, ordinances, regulations and codes and shall strictly comply with the requirements of Paragraph 7.03 hereof. In the event that Landlord is unable to deliver possession of the Premises upon the Scheduled Commencement Date due to matters or occurrences within Landlord’s reasonable control, then Tenant shall, as its sole remedy, be entitled (a) to recover from Landlord, and Landlord shall pay to Tenant upon the actual Commencement Date and delivery of the Premises to Tenant, the aggregate holdover rent paid by Tenant for its currently occupied premises with respect to the period from and after the Scheduled Commencement date to the actual Commencement Date at a rate not to exceed $3,440 per month, and (b) to rent-free dry storage of Tenant’s boxed and secured laboratory equipment, which Landlord shall at its expense move to and store in the Building pending completion and delivery of possession of the Premises to Tenant.

2.03 Surrender of the Premises. Upon the expiration or earlier termination of this Lease or upon default or breach of this Lease by Tenant, Tenant shall immediately surrender the Premises and all keys to the Premises to Landlord, together with all alterations, improvements and other property as provided elsewhere herein, in broom-clean condition and in good order, condition and repair, except for ordinary wear and tear and such damage as Tenant is not obligated to repair; failing this, Landlord may restore the Premises to such condition at Tenant’s expense, and for which Tenant shall immediately reimburse Landlord upon demand. Prior to such expiration or termination, Tenant shall have the right to remove its property (as described in Paragraph 7.04). Tenant shall promptly repair any damage caused by any such removal, and shall restore the Premises to the condition existing prior to the installation of the items so removed.

2.04 Holding Over. If Tenant shall hold over after the expiration of the Term, it shall be deemed to be occupying the Premises as a Tenant from month to month, which tenancy may be terminated as provided by law. Tenant agrees that holding over beyond the Term shall cause irreparable damage to Landlord and that it will be impossible to estimate or determine the damage that will be suffered by Landlord in such an event. Therefore during such tenancy, unless Landlord has otherwise agreed in writing, Tenant agrees to pay to Landlord monthly Base Rent at a rate equal to 125% of the monthly Base Rent which was payable in the month immediately preceding the month in which the expiration or termination occurs and to be otherwise bound by all of the terms, covenants and conditions contained in this Lease. If Tenant fails to surrender the Premises upon the termination of this Lease, in addition to any other liabilities to Landlord arising therefrom Tenant shall indemnify and hold Landlord harmless from loss or liability resulting from such failure from whatever source. In the event that this Lease is extended by Landlord and Tenant in writing after any prior termination, the parties agree that the Base Rent negotiated for the extension term shall control over and apply to the tenancy of Tenant in the Premises without regard to the holdover rent provided for herein.

ARTICLE III - RENT

3.01 Base Rent. Tenant shall pay to Landlord as base rent (“Base Rent”) for the Premises the annual sum specified in Paragraph 1.01D, payable as also specified in Paragraph 1.01D, in advance, on or before the first day of each and every calendar month during the Term without demand, notice or offset; provided, however, that if the Commencement Date shall be a day other than the first day of a calendar month, the Base Rent installment for such first fractional month shall be prorated on the basis of the number of days during the month this Lease was in effect in relation to the total number of days in such month.

3.02 Additional Rent. All other payments due under this Lease from Tenant shall be considered additional rent (“Additional Rent”) and shall include the following:

A. Increases in Operating Expenses and Taxes:

1. Definitions:

(a) “Operating Expenses” shall mean the amount of any and all of Landlord’s direct costs, expenses and disbursements of any kind and nature, incurred in connection with the management, operation, maintenance and repair of the Building (including the Common Areas and the land described in “Exhibit A”) or any improvements situated on the land for a particular calendar year or portion thereof, as determined by Landlord, together with all additional direct costs, expenses and disbursements with respect to the management, operation and maintenance of the Building. If less than 100% of the rentable square feet in the Building is occupied, Operating Expenses shall be adjusted to the amount which Landlord determines that it would have paid during such year (including the Base Year) if the Building had been 100% occupied. Operating Expenses include by way of illustration but not limitation: water, sewer, electrical and other utility charges for the Common Areas and utility charges for the Premises which is not separately metered; service and other charges paid in connection with the operation and maintenance of the heating, ventilation and air-conditioning system; tools and supplies; repair costs; landscape maintenance costs; snow and ice removal; security services; license, permit and inspection fees; management fees; auditing fees; wages and related employee benefits payable for the maintenance and operation of the Building; and, in general, all other costs and expenses which would generally be regarded as operating and maintenance costs and expenses, including those which would normally be amortized over a period not to exceed five (5) years. There shall also be included in the Operating Expenses the cost or portion thereof reasonably allocable to any capital improvement made to the Building by Landlord after the date of this Lease which (i) improves the operating efficiency of any system within the Building and thereby reduces Operating Expenses, or (ii) is required under any governmental law or regulation that was not applicable to the Building at the time it was constructed, or (iii) is installed pursuant to Paragraph 3.02C, with such cost being amortized over such period of time and in such manner as Landlord shall reasonably determine over the life of the improvement in accordance with GAAP, together with interest on such cost or the unamortized balance thereof. Operating Expenses shall not include (i) expenses for painting, redecorating or other work which Landlord performs for any tenant in the Building; (ii) expenses for repairs or other work reimbursed by insurance proceeds; (iii) expenses incurred in leasing or procuring new tenants: (iv) legal expenses incurred in enforcing the terms of any lease; (v) interest or amortization payments on any mortgage or mortgages; (vi) Taxes: and (vii) Insurance.

(b) “Taxes” shall mean any form of real estate tax or assessment, general, special, ordinary or extraordinary, improvement bond or bonds imposed on the Building or a portion thereof by any authority having a direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof against any legal or equitable interest of Landlord in the Building or any portion thereof.

(c) “Insurance Expenses” shall mean insurance premiums on insurance coverage which is required to be carried by Landlord or which Landlord may elect to carry at Landlord’s discretion

(d) Tenant’s “Pro Rata Share” shall mean the percentage specified in Paragraph 1.01B.

(e) “Base Year” shall mean the calendar year defined in Paragraph 1.01F.

(f) “Adjustment Year” shall mean any calendar year or portion thereof during the term of the Lease commencing with the year after the Base Year. In the event the last Adjustment Year is not a full calendar year, the Additional Rent payable under Paragraph 3.02A.2 with respect to such partial year shall be prorated.

2. Payment Obligations, If in any Adjustment Year during the Term:

(a) the Operating Expenses exceed the Operating Expenses for the Base Year, then Tenant shall pay as Additional Rent for such Adjustment Year a Pro Rata Share of the Operating Expenses in excess of the Operating Expenses for the Base Year;

(b) the Taxes exceed the Taxes for the Base Year, then Tenant shall pay as Additional Rent for such Adjustment Year a Pro Rata Share of the Taxes in excess of the Taxes for the Base Year; and

(c) the Insurance Expenses exceed the Insurance Expenses for the Base Year, then Tenant shall pay as Additional Rent for such Adjustment Year a Pro Rata Share of the Insurance Expenses in excess of the Insurance Expenses for the Base Year.

Statements showing the actual Operating Expenses, Taxes and Insurance Expenses and Tenant’s Pro Rata Share thereof shall be delivered by Landlord to Tenant within a reasonable period of time after the end of any calendar year. Within thirty (30) days after delivery by Landlord to Tenant of such statement, Tenant shall pay to Landlord its Pro Rata Share of the excess Operating Expenses, Taxes and/or Insurance Expenses which shall be deemed Additional Rent under this Lease. Unless Tenant objects in writing within fifteen (15) days to Landlord’s statements related to Operating Expenses, Taxes and Insurance Expenses, Tenant shall be deemed to have accepted such statements and shall thereafter be estopped from challenging same.

In no event shall the provisions of this Paragraph 3.02 reduce the Base Rent payable to Landlord.

3. Succeeding Year Expenses. Prior to the beginning of each Adjustment Year, Landlord shall advise Tenant of the estimated amount, if any, of the increase in Operating Expenses, Taxes and Insurance Expenses over the Base Year, for the upcoming calendar year, and Tenant shall pay to Landlord Tenant’s Pro Rata Share of such estimated increase in equal monthly installments on the first day of each month during that Adjustment Year together with the Base Rent. At the end of each Adjustment Year, Landlord shall ascertain and advise Tenant of Tenant’s Pro Rata Share of the actual amount of any increase in Operating Expenses, Taxes and Insurance Expenses for the preceding year and any additional sum owed by Tenant to Landlord shall be paid to Landlord within thirty (30) days following the receipt of Landlord’s notice thereof. Should any excess have been paid by Tenant to Landlord for the preceding year, Landlord shall apply the excess toward sums due for the next following calendar year.

B. Improved Operating Efficiency. If Landlord shall, at any time after the Commencement Date, install a labor-saving device or other equipment, which improves the operating efficiency of any system within the Building (such as an energy management computer system) designed or intended to limit Operating Expenses or the cost of electricity or other utility service to operate the Building, or to limit future increases in Operating Expenses or electrical or other utility costs, then Landlord may add to Operating Expenses an annual amortization allowance based upon the costs of such device or equipment, plus interest on the unamortized balance thereof, amortized in equal installments over such period as determined by generally accepted accounting principals; provided, however, that the amount of such annual amortization allowance and interest shall not exceed the annual cost or expense limitation attributed by Landlord to such installed device or equipment, and in no event shall such amortization allowance increase the sum of Operating Expenses over what it would have been if such labor-saving device or other equipment had not been installed.

C. Audit. Tenant may at its expense and upon 30 days’ prior written notice to Landlord elect to audit Landlord’s records relating to Operating Expenses; provided, that if any such audit reveals unequivocally that the Operating Expenses charged to Tenant are in excess of the actual Operating Expenses incurred, then Landlord shall refund the excess amount to Tenant.

3.03 Definition of Rent. The Base Rent, Additional Rent and any other amounts of money to be paid by Tenant to Landlord pursuant to the provisions of this Lease, including any sums due under any and all Exhibits attached hereto, whether or not such payments are denominated Base Rent or Additional Rent and whether or not they are to be periodic or recurring, shall be deemed Base Rent or Additional Rent for purposes of this Lease; and any failure to pay any of the same as provided in this Lease shall entitle Landlord to exercise all of the rights and remedies afforded hereby or by law for the collection and enforcement of Tenant’s obligation to pay rent. Tenant’s obligation to pay any such Base Rent or Additional Rent pursuant to the provisions of this Lease shall survive the expiration or other termination of this Lease and the surrender of possession of the Premises after any hold-over period.

3.04 Late Charge. If any payment due Landlord under this lease has not been received by Landlord within ten (10) days after the same has become due, a late charge of five percent (5%) of the amount of the payment so overdue may be charged, and an additional five percent (5%) late charge may be charged on the first day of each calendar month thereafter until the delinquent payment has been paid in full.

ARTICLE IV - SECURITY DEPOSIT

4.01 As security for the performance and observance by Tenant of all of its obligations under this Lease, Tenant has deposited with Landlord the sum specified in Paragraph 1.01E, which sum shall be held by Landlord as a security deposit during the Term. If Tenant performs and observes all of it obligations under this Lease, Landlord shall return the security deposit, or balance thereof then held by Landlord, without interest, to Tenant within thirty (30) days after the Expiration Date or after Tenant surrenders possession of the Premises, whichever is later. In the event of a default by Tenant under this Lease, whether in payment of rent or otherwise, then Landlord may, at its option and without notice, apply all or any part of the security deposit in payment of such rent or to cure any other such default; and if Landlord does so, Tenant shall, upon request, deposit with Landlord the amount so applied so that Landlord will have on hand at all times during the Term the full amount of the security deposit. Landlord may commingle the security deposit with Landlord’s other funds.

4.02 In the event of a sale or lease of the Building, Landlord shall have the right to transfer the security deposit to its purchaser or Tenant, and Landlord shall thereupon be released by Tenant from all responsibility for the return of such deposit; and Tenant agrees to look solely to the new purchaser or Tenant for the return of such deposit. In the event of a permitted assignment of this Lease by Tenant, the security deposit shall be deemed to be held by Landlord as a deposit made by the assignee, and Landlord shall have no further responsibility of such deposit to the assignor.

ARTICLE V - OCCUPANCY AND USE

5.01 Use of Premises. The Premises shall be occupied and used exclusively as office space and for the purposes incidental thereto, and shall not be used for any other purpose. Tenant will not use or occupy or permit the use or occupancy of the Premises for any purpose which is forbidden by law, ordinance or governmental or municipal regulation or order or which may be dangerous to life, limb or property; or permit the maintenance of any public or private nuisance; or do or permit any other thing which may disturb the quiet enjoyment of any other tenant of the Building; or keep any substance or carry on or permit any operation which might emit offensive odors or conditions into other portions of the Building or the environment, or use any apparatus which might make undue noise or set up vibrations in the Building; or permit anything to be done by Tenant, its employees, agents, contractors or Invitees which would Increase the fire and extended coverage insurance rate on the Building or contents, provided that if there is any increase in such rate by reason of acts of Tenant, then Tenant agrees to pay such increase promptly upon demand therefore by Landlord. Payment by Tenant of any such rate increase shall not be a waiver of Tenant’s duty to comply herewith.

5.02 Compliance with Building Rules and Regulations. Rules and regulations governing the use and occupancy of the Premises and all other leased space in the Building have been adopted by Landlord for the mutual benefit and protection of all the tenants in the Building (as existing and modified from time to time, the “Rules and Regulations”). Tenant shall comply with and conform to the Rules and Regulations currently in effect, which are set forth on “Exhibit E” attached hereto. Landlord shall have the right to amend the Rules and Regulations or to make new Rules and Regulations from time to time in any reasonable manner upon at least ten (10) days prior written notice to the Tenant. Any such amendments or additions to the Rules and Regulations shall be set forth in writing and shall be given to Tenant, who shall thereafter comply with and conform to the same. The Landlord shall use its good faith and commercially reasonable efforts to apply the Rules and Regulations in an even-handed non-discriminatory manner to all tenants of the Building.

5.03 Floor Loads. Tenant shall not overload the floors of the Premises beyond their designed weight-bearing capacity as determined by Landlord. Landlord reserves the right to direct the positioning of all heavy equipment, furniture and fixtures which Tenant desires to place in the Premises so as to distribute properly the weight thereof. Landlord may require the removal of any equipment or furniture which exceeds the weight limits of the Building.

5.04 Signs. Tenant shall not inscribe, paint, affix or display any signs, advertisements or notices on, in or around the Building, or in the windows thereof, except for such Tenant identification information as Landlord permits to be included or shown on or adjacent to the Tenant access door(s) to the Premises or on the Building directory.

5.05 Access to and Inspection of the Premises. Landlord, its employees and agents and any mortgagee of the Building shall have the right to enter any part of the Premises upon at least 48 hours advance written notice for the purpose of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or tenants and for making such repairs, alterations or improvements to the Premises or the Building as Landlord may deem necessary or desirable; provided, that no advance notice shall be required in the event of an emergency. Such right of entry shall also include, but not be limited to, access to the Premises for purposes of environmental inspections and sampling during regular business hours upon such advance notice, or during other hours either by agreement of the parties or in the event of any environmental or Building emergency. If representatives of Tenant shall elect not to be present to open and permit such entry into the Premises at any time when such entry is necessary or permitted hereunder, or otherwise in the event of an emergency, Landlord and its employees and agents may enter the Premises by means of a master key or otherwise. Landlord shall incur no liability to Tenant for such entry permitted hereunder, nor shall such permitted entry constitute an eviction of Tenant or a termination of this Lease or entitle Tenant to any abatement of rent therefore.

5.06 Quiet Enjoyment. Except as provided in Article XV hereof to the extent that it may be applicable, if and so long as Tenant pays the prescribed rent and performs and observes all of the terms, conditions, covenants and obligations of this Lease required to be performed or observed by it hereunder, Tenant shall at all times during the term hereof have the peaceful and quiet enjoyment, possession, occupancy and use of the Premises without any interference from Landlord or any person or persons claiming the Premises by, through or under Landlord, subject to any mortgages, underlying leases or other matters of record to which this Lease is or may become subject.

ARTICLE VI - UTILITIES AND OTHER BUILDING SERVICES

6.01 Services to be Provided. Landlord shall furnish Tenant, without cost to Tenant except as otherwise specifically provided in this Lease, during standard hours of operation, with utilities and other building services, as provided in the Rules and Regulations, to the extent considered by Landlord to be reasonably necessary for Tenant’s comfortable use and occupancy of the Premises for general office use or as may be required by law or directed by governmental authority. Tenant shall pay for replacement of all lamps, starters and ballasts required as a result of normal usage, at the cost established from time to time by Landlord.

6.02 Services not provided. Any provision of this Lease to the contrary notwithstanding, Tenant shall be responsible at Tenant’s sole cost and expense to obtain janitorial service to the Premises sufficient to keep the same in first class condition during the Term of this Lease. The cost of such janitorial services shall not be included by Landlord in the Operating Expenses.

6.03 Additional Services. If Tenant requests any other utilities or building services not customarily provided by Landlord for the Building and Landlord desires and is in a reasonable position to attempt to furnish Tenant with such additional utilities or building services’, then Landlord may impose a reasonable charge for such additional utilities or building services, which shall be paid monthly by Tenant at the same time the monthly installment of Base Rent is due.

6.04 Special Equipment. Tenant shall obtain Landlord’s written consent prior to installing or connecting any lights, machines or equipment (including but not limited to computers) which would materially affect the normal operation, or exceed the designed capacity of the Building’s electrical or heating and air-conditioning systems. If Landlord determines that any such equipment is in any way incompatible with the Building’s electrical or heating and air-conditioning systems, then Landlord shall have the right, as a condition to granting its consent, to install any machinery or equipment, or to make any modifications to the Building’s electrical or heating and air-conditioning systems, or to require Tenant to make such modifications to the equipment to be installed or connected, as Landlord considers to be reasonably necessary. All costs expended by Landlord to install any such machinery or equipment or to make any such modifications, and any such additional costs of operation and maintenance occasioned thereby, shall be borne by Tenant, who shall, upon demand, reimburse Landlord for the same as Additional Rent.

6.05 Interruption of Services. Tenant understands, acknowledges and agrees that any one or more of the utilities or other building services identified in this Article VI may be interrupted by reason of accident, emergency or other causes beyond Landlord’s control or may be discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made; that Landlord does not represent or warrant the uninterrupted availability of such utilities or building services’ and that any such interruption shall not be deemed an eviction or disturbance of Tenant’s right to possession, occupancy or use of the Premises or any part thereof or render Landlord liable to Tenant for damages by abatement of rent or otherwise or relieve Tenant from the obligation to perform its covenants under this Lease; provided, that in the event that any such utility services are interrupted due to an act or omission of Landlord thereby rendering the Premises untenantable, and if such interruption is not cured or corrected within ten (10) business days thereafter, then any provision of this Lease to the contrary notwithstanding, Tenant may as its sole remedy hereunder elect to terminate this Lease upon written notice to Landlord given prior to restoration of such interrupted service, and to receive a pro-rata refund of any prepaid Base Rent paid to Landlord prior thereto, and neither Landlord nor Tenant shall have any further obligations hereunder.

ARTICLE VII - REPAIRS, MAINTENANCE, ALTERATIONS, IMPROVEMENTS AND FIXTURES

7.01 Repair and Maintenance of Building. Landlord shall keep and maintain the Building in good order, condition and repair, including the roof, exterior walls and windows, foundations, the Common Areas and the electrical, elevator, plumbing, heating, ventilation and air-conditioning systems serving the Premises and other parts of the Building. The cost of all such repairs shall be included by Landlord as part of the Operating Expenses, except for those made to any electrical, plumbing, heating, ventilation and air-conditioning components which have been installed in the Premises pursuant to Paragraph 6.03, and except for those made necessary by the negligence, misuse or default of Tenant, its employees, agents, customers, or invitees, in which event they shall be borne by Tenant, who shall be separately billed and shall, upon demand, reimburse Landlord for the same as Additional Rent.

7.02 Repair and Maintenance of Premises. Tenant shall keep and maintain the interior of the Premises and all improvements thereto (including, but not limited to Tenant Finish Improvements) in good order, condition, and repair, reasonable wear and tear excepted. Such requirement notwithstanding, Landlord shall repair and maintain the Premises and the Building, including building standard plumbing, heating, ventilating, air conditioning and electrical systems installed or furnished by Landlord, and the cost of all such repairs shall be included by Landlord as part of the Operating Expenses, unless such maintenance and repairs are caused in part or in whole by the act, neglect, fault of or omission of any duty by Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord, as Additional Rent, the reasonable cost of such maintenance and repairs. Tenant shall immediately notify Landlord in writing of any needed repairs and in the event of any damage or casualty to the Premises. If Landlord provides any nonstandard services and/or supplies to Tenant or the Leased Premises (including, without limitation, photocopies, carpet cleaning, repairs, locks, additional keys, additional directory strips and replacement specialty light bulbs) at Tenant’s request, all charges for these services imposed by Landlord together with all applicable sales tax or other taxes thereon shall be billed to Tenant and payable by Tenant as Additional Rent.

7.03 Alterations or Improvements. Tenant may make, or permit to be made, alterations or improvements to the Premises, but only if Tenant obtains the prior written consent of Landlord. If Landlord allows Tenant to make any such alterations or improvements, Tenant shall make the same in accordance with all applicable laws and building codes, in a good and workmanlike manner and in quality equal to or better than the original construction of the Building and shall comply with such requirements as Landlord considers necessary or desirable, including without limitation requirements as to the manner in which and the times at which such work shall be done and the contractor or subcontractors to be selected to perform such work. Tenant may not puncture the roof or interfere with the sprinkler system without specific written permission from Landlord. Upon completion of any such work, Tenant shall provide Landlord with “as built” plans, copies of all construction contracts, and proof of payment for all labor and materials. Tenant shall promptly pay all costs attributable to such alterations and improvements and shall indemnify Landlord against any mechanics’ liens or other liens or claims filed or asserted as a result thereof, as provided in Article X; and shall also indemnify Landlord against any costs or expenses which may be incurred as a result thereof, as provided in Article X; and shall also indemnify Landlord against any costs or expenses which may be incurred as a result of building code violations attributable to such work. Tenant shall promptly repair any damage to the Premises or the Building caused by any such alterations or improvements. Any alterations or improvements to the Premises, except movable furniture and equipment and trade fixtures, shall become a part of the realty and the property of Landlord and shall not be removed by Tenant unless Landlord specifies otherwise at the time of approval thereof by Landlord.

7.04 Trade Fixtures. Any trade fixtures installed on the Premises by Tenant at its own expense, such as movable partitions, counters, shelving, showcases, mirrors and the like, may (and at the request of Landlord shall) be removed on the Expiration Date or earlier termination of the Lease provided that Tenant is not then in default, that Tenant bears the cost of such removal and further that Tenant repairs at its own expense any and all damage to the Premises resulting from such removal. If Tenant fails to remove any and all such trade fixtures from the Premises on the Expiration Date or earlier termination of this Lease, all such trade fixtures shall become the property of Landlord unless Landlord elects to require their removal, in which case Tenant shall promptly remove same and restore the Premises to their prior condition, except for ordinary wear and tear.

ARTICLE VIII - FIRE OR OTHER CASUALTY INSURANCE

8.01 Destruction of Premises. If the Premises are damaged or destroyed, in whole or in part, at any time during the Term by fire or other casualty and the Lease is not terminated pursuant to Paragraph 8.02, Landlord with due diligence will repair and rebuild the Premises so that after such work of repairing and rebuilding has been completed, the Premises shall be substantially the same as that prior to such damage. Any provisions contained in this Lease requiring repairs, rebuilding, restoration or reconstruction or providing for the use of insurance proceeds for any purpose shall be subject to the rights of the mortgagee of Landlord. In the event more than fifty percent (50%) of the Premises are damaged or destroyed and less than one (1) year is left in the term of the Lease, Landlord, at its election, may terminate this Lease rather than repair the Premises.

8.02 Irreparable Destruction of Building. If the Building shall be damaged or destroyed to such an extent that Landlord in its discretion determines the Building to be irreparably destroyed,

Landlord shall give Tenant notice of such determination within sixty (60) days after the date of such damage or destruction, and, in such event, this Lease shall terminate on the date specified in such notice, and Landlord shall not be obligated to repair or rebuild.

8.03 Rental Abatement during Reconstruction. In the event of any damage or destruction of the Premises or Building to the extent that the Premises shall have been rendered unfit for use for Tenant’s business purposes, Landlord shall, in Landlord’s sole discretion, either (1) relocate Tenant in another comparable building within a three (3) mile radius with comparable office space and Landlord shall pay all reasonable uninsured moving expenses of said relocation and rent shall remain as specified within this Lease; or (2) provide an abatement of rent which shall be made corresponding to the time during which, and the extent to which, the Premises may not be used by Tenant for its business purposes. The abatement of rent will terminate on the day that Landlord has completed its repair of the Premises and tenders possession of the Premises to Tenant.

8.04 Landlord’s Damage Obligations. No damages, compensations, setoffs or claims shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building required to be made by Landlord under the provisions of this Article VIII, but this paragraph shall not be construed to limit the abatement of Tenant’s rent in accordance with Paragraph 8.03 above. Landlord covenants with Tenant that it shall use its best commercially reasonable efforts to effect all such repairs promptly and in such manner as to not unreasonably interfere with Tenant’s occupancy.

8.05 Indemnification. Except as provided in Paragraph 8.09, Tenant shall assume the risk of, be responsible for, have the obligation to insure against, and indemnify Landlord and hold it harmless from, any and all liability for any loss, damage, injury or death to person or property occurring in the Premises, regardless of cause, except for that caused by the sole negligence of Landlord and its employees, agents, customers and invitees; and Tenant hereby releases Landlord from any and all liability for the same. Tenant’s obligation to indemnify Landlord hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including court costs and reasonable attorney’s fees, incurred in connection therewith. Notwithstanding Landlord’s obligations hereunder, Tenant shall bear the sole risk of any loss of or damage to any personal property (including but not limited to, any furniture, machinery, equipment, goods or supplies) of Tenant or which Tenant may have on the Premises or any trade fixtures installed by or paid for by Tenant on the Premises or any additional improvements which Tenant may construct on the Premises. Landlord shall not be liable for any injury to or death of any person or any loss of or damage to property sustained by Tenant, or by any other person(s) whatsoever, which may be caused by the Building or the Premises or any appurtenances thereto or thereof being out of repair, or by the bursting or leakage of any water, gas, sewer, or steam pipes, or by theft or by any act or neglect of any tenant or occupant of the Building, or of any other person, or by any other cause of whatsoever nature, unless, subject to Paragraph 8.09, caused by the negligence of Landlord or its officers, agents or employees.

8.06 Tenant’s Insurance. Tenant, in order to enable it to meet its obligation to insure against the liabilities specified in this Lease, shall at all times during the Term carry, at its own expense, one or more policies of general public liability and property damage insurance, issued by one or more insurance companies acceptable to Landlord, with the following minimum coverage on an occurrence basis:

A. Worker’s Compensation:	- As provided by Law.

B. Commercial General Liability Insurance, Including Blanket Contractual Liability, Broad Form Property Damage, Personal Injury, Completed Operations, Products Liability and Fire Damage, or if any such coverages are not in effect when needed, such other similar coverage as is then in effect:

- Not less than $3,000,000 Combined Single Limit for both Bodily Injury and Property Damage
C. Fire and Extended Coverage, Vandalism and Malicious Mischief, and Sprinkler Leakage Insurance for the full cost of replacement of Tenant’s property and fixtures located in the Premises.

Commercial General Liability Insurance policies shall name Landlord as an additional insured. All insurance carried by Tenant shall be in a form approved by Landlord and in an insurance company approved by Landlord, authorized to do business in the State and have a policy holder’s rating of no less than “A” and with a financial class size of IX or better in the most current edition of Best’s Insurance Reports. Upon the commencement of this Lease and prior to the expiration of any of its required insurance policies, and at interim dates upon Landlord’s reasonable request, Tenant shall furnish Landlord with a certificate or certificates of insurance confirming the existence and continuity of coverage. All policies maintained by Tenant in conformance with the requirements of this Lease shall provide at least thirty (30) days’ advance written notice to Landlord of cancellation, material change or intent not to renew and ten (10) days’ notice to Landlord for non-payment. Should Tenant fail to carry such insurance and/or furnish Landlord with a copy of all such certificates after a request to do so, Landlord shall have the right to obtain such insurance and collect the cost thereof from Tenant as Additional Rent or, at Landlord’s discretion, to evict Tenant and all its business operations from the Premises, without liability to Landlord.

8.07 Landlord’s Responsibility. Except as provided in Paragraph 8.09, Landlord shall assume the risk of, be responsible for, have the obligation to insure against and indemnify Tenant and hold it harmless from any and all liability for any loss, damage or injury to person or property occurring in, on or about the Common Areas, regardless of cause, except for that caused by the negligence or malfeasance of Tenant and/or its employees, agents, customers and invitees. Landlord’s obligation to indemnify Tenant hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses incurred in connection therewith.

8.08 Landlord’s Insurance. Landlord shall be responsible for insuring and shall at all times during the Term carry, as an operating expense for the Building, a policy of insurance which insures the Building, including the Premises, against loss or damage by fire or other casualty (namely, the perils against which insurance is afforded by the standard insurance policy and extended coverage endorsement); provided, however, that Landlord shall not be responsible for and shall not be obligated to insure against any loss or damage to any trade fixtures or personal property kept, placed or installed, or paid for, by Tenant on the Premises or any additional improvements which Tenant may construct on the Premises.

8.09 Waiver of Subrogation. Landlord and Tenant hereby release each other and each other’s employees, agents, customers and invitees from any and all liability for any loss or damage to property occurring in, on or about or to the Premises, the Building, improvements to the Building or personal property within the Building by reason of fire or other casualty which could be insured against under a standard fire and extended coverage insurance policy, regardless of cause, including the negligence of Landlord or Tenant and their employees, agents, customers and invitees. Each party to this Lease shall obtain from its respective insurance company a consent to this mutual waiver of subrogation/release, so as to prevent the invalidation of insurance coverage by reason of this mutual waiver of subrogation/release, and shall provide the other party a copy of any such consent.

8.10 Refund of Prepaid Base Rent. Any provision of this Lease to the contrary notwithstanding, in the event that this Lease is terminated after a fire or other casualty pursuant to the provisions of this Article VIII or otherwise due to a default by Landlord, then upon any such termination, Tenant shall be entitled to receive a pro-rata refund of any prepaid Base Rent paid to Landlord prior thereto.

ARTICLE IX - EMINENT DOMAIN

9.01 In the event the Building, or any portion thereof necessary, in the sole opinion of Landlord, to the continued efficient and/or economically feasible use of the Building shall be taken or condemned in whole or in part for public purposes, or sold to a condemning authority to prevent taking, then the Term shall, at the option of Landlord, forthwith cease and terminate. All compensation awarded for such taking or conveyance shall be the property of Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest in and to any such award. All compensation awarded is subject to the rights of Landlord’s mortgagee. However, Tenant shall have the right to recover from such authority, but not from Landlord, such compensation as may be awarded to Tenant on account of moving and relocation expenses and depreciation to and removal of Tenant’s trade fixtures and personal property as long as such award does not diminish the award to Landlord, and if Landlord receives any such awards in favor of Tenant, Landlord shall promptly remit the same to Tenant. Upon receipt of written notice of any such pending condemnation action, Landlord shall so notify Tenant.

ARTICLE X - LIENS

10.01 Tenant will keep the Premises and Building free and clear of all mechanics’ and materialmen’s liens and other liens on account of work done for Tenant or persons claiming under it. Should any such lien be filed against the Premises and/or the Building, Landlord may, without notice to Tenant, elect to obtain the release of each lien and any sums expended by Landlord shall be immediately repaid to Landlord by Tenant together with interest at the rate of fifteen percent (15%) per annum. Should Tenant elect to dispute the amount required to release such lien or the quality of service provided by the contractor who placed the lien, Landlord shall have the right to require Tenant to provide a bond or other security against such lien in form and content acceptable to Landlord.

ARTICLE XI - RENTAL, PERSONAL PROPERTY AND OTHER TAXES

11.01 Tenant shall pay before delinquency any and all taxes, assessments, fees or charges, including any sales, gross income, rental, business occupation or other taxes, levied or imposed upon Tenant’s business operations in the Premises and any personal property or similar taxes levied or imposed upon Tenant’s trade fixtures, leasehold improvements or personal property located within the Premises. In the event any such taxes, assessments, fees or charges are charged to the account of, or levied or imposed upon the property of, Landlord, Tenant shall reimburse Landlord for the same as Additional Rent. Notwithstanding the foregoing, Tenant shall have the right to contest in good faith any such item and to defer payment, if permitted by applicable law, until after Tenant’s liability therefore is finally determined.

ARTICLE XII - ASSIGNMENT AND SUBLETTING

12.01 Tenant may not assign or transfer this Lease or sublet the Premises or any part thereof unless it first has obtained Landlord’s prior written consent in its discretion; provided, that Tenant may sublet the Premises to any wholly-owned subsidiary or to any affiliate controlled by or under common control with Tenant without Landlord’s consent. In the event of any such permitted assignment or subletting, Tenant and any Guarantors of this Lease shall nevertheless at all times remain fully responsible and liable for the payment of rent and the performance and observance of all of Tenant’s other obligations under the terms, conditions and covenants of this Lease. No assignment or subletting of the Premises or any part thereof shall be binding upon Landlord unless such assignee or subtenant shall deliver to Landlord an instrument (in recordable form, if requested) containing an agreement of assumption of all of Tenant’s obligations under this Lease. Upon the occurrence of an event of default, if all or any part of the Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or by law, may, at its option, collect directly from the assignee or subtenant all rent becoming due to Landlord by reason of the assignment or subletting. Any collection by Landlord from the assignee or subtenant shall not be construed to constitute a novation or release of Tenant from the further performance of its obligations under this Lease. In the event Landlord consents to Tenant assigning or subletting all or a portion of the Premises for which Landlord’s consent is required, then any rent accruing to Tenant as the result of such subletting, which rent is in excess of the rent then being paid by Tenant, and any other economic consideration received by or to be received by Tenant in connection with any subletting or assignment shall be paid to Landlord as Additional Rent. In the event Landlord consents to Tenant assigning or subletting all or a portion of the Premises, (i) both Tenant and the subtenant shall be held responsible under all the terms and conditions of this Lease including but not limited to the Rules and Regulations, and (ii) any right to extend or any other option under this Lease shall terminate unless, however, the assignee or subtenant is an affiliate or subsidiary of Tenant.

ARTICLE XIII - SUBORDINATION

13.01 Landlord shall have the right to subordinate this Lease to any mortgage or deed of trust presently existing or hereafter placed upon the Building, and the recording of any such mortgage or deed of trust shall make it prior and superior to this Lease regardless of the date of execution or recording of either document. Tenant shall, at Landlord’s request, execute and deliver to Landlord, without cost, any instrument which may be deemed necessary or desirable by Landlord’s lender to confirm the subordination of this Lease; and, if Tenant fails or refuses to do so, Landlord may execute such instrument in the name and as the act of Tenant. Notwithstanding the foregoing, no default by Landlord under any such mortgage or deed of trust shall affect Tenant’s rights hereunder so long as Tenant is not in default under this Lease. Tenant shall, in the event any proceedings are brought forth for foreclosure of any such mortgage or deed of trust, attorn to the purchaser upon any such foreclosure and recognize such purchaser as Landlord under this Lease.

13.02 Tenant agrees that in the event of a foreclosure of any mortgage or deed of trust affecting the Premises, that in addition of Tenant’s attornment as set forth above in Paragraph 13.01, Tenant shall not hold any mortgagee or beneficiary of any purchaser at a foreclosure sale responsible for any defaults of any prior Landlord (including the original Landlord), or for the return of any security deposit required hereby.

ARTICLE XIV - ABANDONMENT

14.01 Tenant shall not vacate or abandon the Premises at any time during the Term; and if Tenant shall abandon, vacate or surrender said Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged by Tenant. Failure of Tenant to occupy or use the Premises for a period of thirty (30) days or longer shall constitute abandonment by Tenant.

ARTICLE XV - DEFAULTS AND REMEDIES

15.01 Defaults by Tenant. The occurrence of any one or more of the following events shall be a default and breach of this Lease by Tenant:

A. Tenant shall fail to pay any payment of Base Rent within ten (10) days after the same shall be due and payable, or any Additional Rent within thirty (30) days after the same shall be due and payable. No notice shall be required for default in payment.

B. Tenant shall fail to perform or observe any term, condition, covenant or obligation, other than the payment of rent, required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Landlord; provided, however, that if the term, condition, covenant or obligations to be performed by Tenant is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Tenant commences such performance within said thirty-day period, thereafter diligently undertakes to complete the same, informs Landlord, in writing, of Tenant’s progress in completing same on a weekly basis, and completes such cure within no later than 60 days after notice from Landlord.

C. A trustee or receiver shall be appointed to take possession of substantially all of Tenant’s assets in, on or about the Premises or of Tenant’s interest in this Lease (and Tenant does not regain possession within thirty (30) days after such appointment); Tenant makes an assignment for the benefit of creditors; substantially all of Tenant’s assets in, on or about the Premises or Tenant’s interest in this Lease are attached or levied upon under execution (and Tenant does not discharge the same within thirty (30) days thereafter); or, a petition in bankruptcy, insolvency, or for reorganization or arrangement is filed by or against Tenant pursuant to any federal or state statute (and, with respect to any such petition filed against it, Tenant fails to secure a stay or discharge thereof within thirty (30) days after the filing of the same).

D. Tenant abandons or vacates Premises.

15.02 Remedies of Landlord. Upon the occurrence of any event of default set forth in Paragraph 15.01, Landlord shall have the following rights and remedies, in addition to those allowed by law or equity, any one or more of which may be exercised without further notice to or demand upon Tenant:

A. Landlord may apply the security deposit and/or re-enter the Premises and cure any default of Tenant, in which event Tenant shall, upon demand, reimburse Landlord as Additional Rent for any reasonable costs and expenses which Landlord may incur to cure such default; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord’s action. In the event Landlord should consult with or employ the services of legal counsel or bring suit against Tenant for any default or enforcement of any terms of this Lease, Tenant shall be liable for all such reasonable attorney’s fees and litigation costs incurred by Landlord and the same shall be recoverable against Tenant in addition to all other amounts that Landlord may recover.

B. Landlord may terminate this Lease as of the date of such default. Upon termination, Tenant or any party leasing the Premises through Tenant, shall immediately surrender the Premises to Landlord. Landlord may re-enter the Premises and dispossess Tenant or any other occupants of the Premises by force, summary proceedings, ejectment or otherwise, and may remove their effects, without prejudice to any other remedy which Landlord may have for possession or arrearage in rent. In addition, Landlord may accelerate and declare all past, present and future rent payments under this Lease to be immediately due and payable. Landlord may re-let all or part of the Premises to another party on terms and conditions which may vary from the terms of this Lease. Tenant shall be obligated to pay to Landlord the difference between the rent provided for in any such subsequent lease and the rent provided for in this Lease. No matter which remedy Landlord chooses, in its sole discretion, Tenant shall be liable for all costs and expenses caused by Tenant’s default and Landlord’s re-entry and re-letting, including but not limited to, all repairs, improvements, broker’s fees and court costs and reasonable attorney’s fees.

15.03 Non-Waiver of Defaults. The failure or delay by either party hereto to enforce or exercise at any time any of the rights or remedies or other provisions of this Lease shall not be construed to be a waiver thereof, nor affect the validity of any part of this Lease or the right of either party thereafter to enforce each and every such right or remedy or other provision. No waiver of any default and breach of this Lease shall be held to be a waiver of any other default and breach. The receipt by Landlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or omission by Landlord or its employees or agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

15.04 Default by Landlord. In the event that Landlord shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Tenant, the same shall be a default and breach of this Lease by Landlord; provided, however, that if the term, condition, covenant or obligations to be performed by Landlord is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period, thereafter diligently undertakes to complete the same, and completes such cure within no later than 60 days after notice from Tenant. Upon the occurrence of any such event of default by Landlord, Tenant may terminate this Lease in writing as of the date of such default, shall be entitled to a prorata refund of any unearned prepaid Base Rent and shall have such other remedies as may be available at law or in equity as a consequence of such default, excluding any claim for consequential or punitive damages. Any recovery by Tenant shall be limited to I Landlord’s interest in and to the Building.

ARTICLE XVI - LANDLORD’S RIGHT TO RELOCATE TENANT

16.01 [Intentionally omitted].

ARTICLE XVII - HAZARDOUS MATERIAL, GOVERNMENTAL, INSURANCE AND ADA REQUIREMENTS

17.01 Hazardous Material. Tenant warrants and represents to Landlord that Tenant will comply with all federal, state and local environmental laws, rules, regulations and statutes applicable to Tenant’s use and occupancy of the Premises during the Term.

Tenant shall not cause or permit any Hazardous Material (as hereinafter defined) to be brought upon, kept, or used in or about the Premises by Tenant, its agents, employees, contractors or invitees, except for such Hazardous Material as is necessary to Tenant’s business provided that Tenant has notified Landlord that it will be bringing upon, keeping or using such Hazardous Material on or about the Premises.

Any Hazardous Material permitted on the Premises as provided in this Article, and all containers therefore, shall be used, kept, stored, and disposed of in a manner that complies with all federal, state and local laws or regulations applicable to this Hazardous Material.

Tenant shall not discharge, leak, or emit, or permit to be discharged, leaked, or emitted, any material into the atmosphere, ground, sewer system, or any body of water, if that material (as is reasonably determined by Landlord, or any governmental authority) does or may pollute or contaminate the same, or may adversely affect (a) the health, welfare, or safety of persons, whether located on the Premises or elsewhere, or (b) the condition, use, or enjoyment of the building or any other real or personal property.

As used herein, the term “Hazardous Material” means (a) a “hazardous waste” as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any oil, oil waste, petroleum products, and their by-products; and (d) any substance that is or becomes regulated by any federal, state, or local governmental authority.

Tenant hereby agrees that it shall be fully liable for all costs and expenses related to the use, storage, and disposal of Hazardous Material kept on the Premises by Tenant, and Tenant shall give immediate notice to Landlord of any violation or potential violation of the provisions of this Paragraph 17.01. Tenant shall defend, indemnify and hold harmless Landlord and its officers, managers, members, partners, employees and agents, as applicable, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses (including, without limitation, reasonable attorneys’ as well as all consultants’ fees, court costs, and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to (a) the presence, disposal, release, or threatened release of any such Hazardous Material that is on, from, or affecting the soil, water, vegetation, building, personal property, persons, animals, or otherwise; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to that Hazardous Material; (c) any lawsuit brought or threatened, settlement reached, or government order relating to that Hazardous Material; or (d) any violation of any laws applicable thereto. The provisions of this Article shall be in addition to any other obligations and liabilities Tenant may have to Landlord at law or equity and shall survive the transactions contemplated herein and shall survive termination of this Lease.

Landlord is given the right, but not the obligation, to inspect and monitor the Premises and Tenant’s use of the Premises in order to confirm Tenant’s compliance with the terms of this Paragraph 17.01. Landlord may require that Tenant deliver to Landlord concurrent with Tenant’s vacating the Premises upon the expiration of this Lease, or any earlier vacation of the Premises by Tenant, at Tenant’s expense, a certified statement by licensed engineers satisfactory to Landlord, in form and substance satisfactory to Landlord, stating that Tenant, Tenant’s Work and any alterations thereto and Tenant’s use of the Premises complied and conformed to all environmental laws.

17.02 Governmental and Insurance Requirements. Tenant shall, at its sole cost and expense, comply with all of the requirements of any insurance carrier for the Building and of all county, municipal, state, federal and other applicable governmental authorities, now in force or which may hereafter be in force.

17.03 Americans with Disabilities Act. Any costs for alterations, additions or improvements required to modify the Common Areas of the Building in conjunction with the Americans with Disabilities Act (“ADA”) shall be paid by Landlord, and the cost thereof (excluding the amount of any fines or penalties assessed against Landlord for knowing and intentional non-compliance with the ADA), shall be an Operating Expense of the Building. Such alternations, additions or improvements shall be made In the sole discretion of Landlord. Any alterations, additions or improvements required to modify the Premises in conjunction with the ADA shall be approved by Landlord and paid by Tenant. Within ten (10) days after receipt, Tenant shall advise Landlord in writing of any notices alleging violation of ADA relating to any portion of the Building or the Premises.

ARTICLE XVIII - NOTICE AND PLACE OF PAYMENT

18.01 Notices. Any notice by Tenant to Landlord must be served by overnight delivery service (with confirmation of delivery), U.S. certified mail, postage prepaid, return receipt requested, addressed to Landlord at the place designated in Paragraph 1.01H, or at such other address as Landlord may designate from time to time by written notice. Any notice by Landlord (which may be given by Landlord or Landlord’s attorney or management company) to Tenant must be served by overnight delivery service (with confirmation of delivery), U.S. certified mail, postage prepaid, return receipt requested, addressed to Tenant at the place designated in Paragraph 1.01H, or at such other address as Tenant may designate from time to time by written notice to Landlord. All notices shall be effective upon delivery or attempted delivery, and shall be deemed delivered three (3) business days after deposit in the U.S. mail, in accordance with this Paragraph 18.01.

18.02 Place of Payment. All rent and other payments required to be made by Tenant to Landlord shall be delivered or mailed to Landlord’s management agent at the address specified in Paragraph 1.01H or any other address Landlord may specify from time to time by written notice given to Tenant.

ARTICLE XIX - MISCELLANEOUS GENERAL PROVISIONS

19.01 Roof Rights. Except as otherwise provided in this Lease, Landlord shall have the exclusive right to use all or any portion of the roof of the Building for any purpose. This Lease does not grant any rights to light, view and/or air over the Premises or Building.

19.02 Estoppel Certificate. Tenant agrees, at any time, and from time to time, upon not less than 20 days’ prior notice by Landlord (and which 20-day period is not subject to any notice and cure periods otherwise provided under this Lease), to execute, acknowledge and deliver to Landlord, a statement in writing addressed to Landlord or other party designated by Landlord certifying that this Lease is in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the actual commencement and expiration dates of the Lease, stating the dates to which rent and other charges, if any, have been paid, that the Premises have been completed on or before the date of such certificate and that all conditions precedent to the Lease taking effect have been carried out, that Tenant has accepted possession, that the Term has commenced, Tenant is occupying the Premises and is open for business, stating whether or not there exists any default by either party in the performance of any covenant, agreement, term, provision or condition contained in this Lease, and if so, specifying each such default of which the signer may have knowledge and the claims or offsets, if any, claimed by Tenant, and such other matters reasonably required by Landlord or any prospective purchaser, mortgagee or beneficiary of the Building; it being intended that any such statement delivered pursuant hereto may be relied upon by Landlord or a purchaser of Landlord’s interest and by any mortgagee or beneficiary or prospective mortgagee or beneficiary of any mortgage or deed of trust affecting the Premises or the Building. If Tenant does not deliver such statement to Landlord within such ten (10) day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month’s Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts. Tenant shall also, on 20 days’ written notice, provide an agreement in favor of and in the form customarily used by such encumbrance holder, by the terms of which Tenant will agree to give prompt written notice to any such encumbrance holder in the event of any casualty damage to the Premises or in the event of any default on the part of Landlord under this Lease, and will agree to allow such encumbrance holder a reasonable length of time after notice to cure or cause the curing of such default before exercising Tenant’s right of self-help under this Lease, if any, or terminating or declaring a default under this Lease, In the event Tenant fails to timely deliver any document under this Paragraph 19.02, Landlord may charge Tenant a penalty of Fifty Dollars ($50) for each day such delivery is delinquent.

19.03 Recording of Memorandum of Lease. This Lease or a certificate or memorandum thereof prepared by Landlord may at the option of Landlord be recorded. Tenant shall execute any such certificate, short form lease or memorandum upon demand by Landlord.

19.04 Real Estate Broker. Except as set forth in Paragraph 1.011, Tenant represents and warrants to Landlord that it has not engaged any broker, finder or other person who will be entitled to any commission or fee with respect to the negotiation, execution or delivery of this Lease or any assignment, sublease or renewal thereof and shall indemnify Landlord against any loss, cost, liability or expenses (including, without limitation, court costs and reasonable attorney’s fees) legally imposed by Landlord as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Tenant.

19.05 Force Majeure. In any case where either party hereto is required to do any act, delays caused by or resulting from acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather or other causes beyond such party’s reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a “reasonable time,” and such time shall be deemed to be extended by the period of such delay. The provisions of this Paragraph 19.05 shall not operate to excuse Tenant from the prompt payment of Base Rent, Additional Rent or any other payments required by the terms of this Lease.

19.06 Applicable Law; Venue. This Lease and the rights and obligations of the parties arising hereunder shall be construed in accordance with the laws of the Commonwealth of Kentucky. Any legal action under this Lease shall be brought in the county where the Premises are located.

19.07 Entire Agreement; Preliminary Negotiations. The Lease, the exhibits and addendum, if any, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as herein set forth. All prior communications, negotiations, arrangements, representations, agreements and understandings, whether oral, written or both, between the parties hereto and their representatives, are merged herein and extinguished, this Lease superseding and canceling the same. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and executed by the party against which such subsequent alteration, amendment, change or modification is to be enforced. Tenant hereby acknowledges that (a) this Lease contains no restrictive covenants or exclusives in favor of Tenant; (b) this Lease shall not be deemed or interpreted to contain, by implication or otherwise, any warranty, representation or agreement on the part of Landlord that any particular tenant shall open for business or occupy or continue to occupy any space in or adjoining the Building during the Term of this Lease or any part thereof, and Tenant hereby expressly waives all claims with respect thereto and acknowledges that Tenant is not relying on any such warranty, representation or agreement by Landlord either as a matter of inducement in entering into this Lease or as a condition of this Lease or as a covenant by Landlord; (c) Landlord and/or its real estate agent, has not made, and does not now make, any representations as to the past, present or future condition, income, expenses, operation or any other matter or thing affecting or relating to the Premises except as may be herein expressly set forth, and no such terms, agreements, covenants and conditions were made by and between the parties hereto; (d) Tenant has satisfied itself that the property described herein is properly zoned and usable for the purpose for which Tenant is leasing same; and (e) Tenant has obtained or satisfied itself that it can obtain a Certificate of Occupancy and/or any other required permit(s) from any authority having jurisdiction over the Premises confirming that Tenant may occupy the Premises for the purposes set forth in Paragraph 5.01.

19.08 Successors and Assigns. This Lease and the respective rights and obligations of the parties hereto shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto as well as the parties themselves; provided, however, that Landlord, its successors and assigns shall be liable for and obligated to perform Landlord’s covenants under this Lease only during and in respect of their successive periods of ownership during the Term.

19.09 Severability of Invalid Provisions. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

19.10 Definition of the Relationship between the Parties. Landlord shall not, by virtue of the execution of this Lease or the leasing of the Premises to Tenant, become or be deemed a partner of or joint venturer with Tenant in the conduct of Tenant’s business on the Premises or otherwise.

19.11 Certain Words, Gender and Headings. As used in this Lease, the word “person” shall mean and include, where appropriate an individual, corporation, partnership or other entity; the plural shall be substituted for the singular and the singular for the plural, where appropriate; and words of any gender shall include any other gender. The topical headings of the several paragraphs of this Lease are inserted only as a matter of convenience and reference and do not affect, define, limit or describe the scope or intent of this Lease.

19.12 Name of Building. Landlord shall have the right to change the name of the Building during the Term or any extension thereof and shall have no obligation for any loss or damage to Tenant by reason thereof.

19.13 Common Areas. Tenant shall have the nonexclusive right, in common with others, to the use of common entrances, lobbies, elevators, ramps, drives, stairs and similar access and service ways and other Common Areas in the Building, subject to the Rules and Regulations.

19.14 Parking. Subject to limitations and conditions established from time to time by Landlord, Tenant and its employees and visitors shall have the non-exclusive use, without charge, of any parking area made available and designated for parking generally for tenants and their employees and visitors at the Building. Upon Landlord’s request, Tenant shall indicate which cars are designated to park in any one of the parking areas, and Landlord shall have the right to require that a parking sticker or decal be affixed to those cars so designated. Landlord may assign specific spaces and may reserve space for visitors, small cars, handicapped individuals, and Tenant and its employees and visitors shall not park in any such assigned and/or reserved spaces. Landlord reserves the right to close all or a portion of the parking areas in order to make repairs or perform maintenance, without claim of setoff or abatement by Tenant.

19.15 Entity Authority. If Tenant executes this Lease as a corporation, partnership or limited liability company, each of the persons executing this Lease on behalf of Tenant does hereby personally covenant and warrant that Tenant is a duly authorized and existing legal entity, that Tenant has and is qualified to do business in Kentucky, that the entity has full right and authority to enter into this Lease and that each person signing on behalf of the entity was authorized to do so.

19.16 Examination of Lease. The submission of this lease form by Landlord for examination does not constitute an offer to lease or a reservation of an option to lease. In addition, Landlord and Tenant acknowledge that neither of them shall be bound by the representations, promises or preliminary negotiations with respect to the Premises made by their respective employees or agents. It is their intention that neither party be legally bound in any way until this Lease has been fully executed by both Tenant and Landlord.

19.17 Financial Statements. The persons signing this Lease on behalf of Tenant hereby personally represent and warrant to Landlord that the financial statements delivered to Landlord prior to the execution of this Lease properly reflect the true and correct value of all the assets and liabilities of Tenant and any Guarantors. Tenant acknowledges that in entering into this Lease, Landlord is relying upon such statements and Tenant shall supply Landlord updated financial statements of Tenant and any Guarantors and from time to time as requested by Landlord.

19.18 Guarantors. This Lease shall not be effective unless the persons, if any, listed in Paragraph 1.01F hereof shall execute the Guaranty of this Lease attached as Exhibit F.

19.19 Consents and Approvals. Whenever Landlord’s consent or approval is required herein or when Tenant requests any processing or documentation of any assignment, subletting, license, concession, creating of a security interest, granting of a collateral assignment, change of ownership or other transfer, such consent or approval shall not be deemed given until Landlord has provided such consent or approval in writing in its sole discretion. Tenant shall pay to Landlord the amount of five hundred dollars ($500.00) as an administrative fee in addition to Landlord’s reasonable attorneys’ fees incurred in connection with Tenant’s request for Landlord’s consent, approval or other action. Such administrative fee shall be paid to Landlord within five (5) business days of Landlord’s consent, approval or other action else such consent, approval or other action shall be null and void. Where the consent or approval of Landlord shall be required, such consent or approval shall be granted in Landlord’s sole discretion. With respect to any provision of this Lease which either expressly provides or is held to provide that Landlord shall not unreasonably withhold or unreasonably delay any consent or approval, Tenant shall not be entitled to make claim for, and Tenant expressly waives claim for, damages incurred by Tenant by reason of Landlord’s failure to comply, it being understood and agreed that Tenant’s sole remedy shall be an action for specific performance.

19.20 Jury Trial; Claims; Survival. To the extent permitted by applicable law, and acknowledging that the consequences of said waiver are fully understood, Tenant hereby expressly waives the right to trial by jury in any action taken with respect to this Lease and waives the right to interpose any set-off or counterclaim of any nature or description in any action or proceeding instituted against Tenant pursuant to this Lease. Notwithstanding anything in this Lease to the contrary, the representations and undertakings of Tenant under this Lease shall survive the expiration or termination of this Lease regardless of the means of such expiration or termination.

19.21 Arbitration. With respect to any dispute arising under this Lease, Landlord and Tenant shall first use good efforts to resolve such dispute or matter between themselves. If the parties have not been able to resolve such dispute or matter after thirty (30) days from the date of the parties became aware of such dispute or matter, either party may submit the same for settlement by arbitration in Metro Louisville, KY, in accordance with the procedural rules then governing the American Arbitration Association or any successor thereto. The decision of the arbitrator shall be final, conclusive and binding upon the parties, and a judgment may be obtained thereon in any court having jurisdiction. Landlord and Tenant shall each pay one-half (1/2) of the cost and expense of such arbitration, and each shall separately pay for its own attorneys’ fees and expenses.

19.22 Additional Provisions. Additional provisions of this Lease, if any, are set forth in the Addendum to Lease attached hereto and made a part hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first written above.

TENANT:	APELLIS PHARMACEUTICALS INC., a Delaware corporation

	By:	/s/ Pascal Deschatelets
	Title:	Chief Operating Officer

LANDLORD:	DHB PROPERTIES. LLC, a Kentucky professional service corporation

	By:	/s/ John A. Distler
	Title:	Partner

EXHIBIT A - LEGAL DESCRIPTION

BEING a consolidation of Lot 17 and Lot 17A of Arbor Ridge Subdivision, Section 5, a plat of which is of record in Plat Book 6, Page 77, in the Office of the Clerk of Oldham County, Kentucky.

BEING a portion of the same property conveyed to Grantor by Deed dated November 25, 1998 of record in Deed Book 591, Page 56, and the same property conveyed to Grantor by Deed dated August 24, 2007 of record in Deed Book 905, Page 266, both in the Office of the Clerk of Oldham County, Kentucky.

EXHIBIT B - THE PREMISES FLOOR PLAN

EXHIBIT C - EXAMPLE OF THE ACCEPTANCE OF PREMISES AMENDMENT

As per Paragraphs 2.01 and 2.02, below is the form to be executed by Landlord and Tenant prior to delivery of possession of the Premises to Tenant.

ACCEPTANCE OF PREMISES AMENDMENT

(Date)

THIS ACCEPTANCE OF PREMISES AMENDMENT to the Lease by and between                                 , LLC, (“Landlord”), and                                 , (“Tenant”), is intended to amend the terms of the Lease between Landlord and Tenant for certain office space located in                                 , Louisville, Kentucky, known as Suite                     .

LANDLORD and TENANT hereby AGREE as follows:

1.      Except for those items shown on the attached “punch list”, which Landlord will remedy within      days hereof, Landlord has fully completed the construction work required under the terms of the Lease.

2.      The Premises is tenantable. The Landlord has no further obligation for construction (except as specified above) and Tenant acknowledges that both the Building and the Premises are satisfactory in all respects.

3.      The Commencement Date of the Lease (Paragraph 1.01C) is hereby agreed to be                     .

4.      The Expiration Date of the Lease (Paragraph 1.01C) is hereby agreed to be                     .

Except as modified herein, all terms and conditions of the Lease and any addenda are hereby ratified and acknowledged to be unchanged and shall remain in full force and effect. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Acceptance of Premises Amendment, this Acceptance of Premises Amendment shall govern and control.

TENANT:	APELLIS PHARMACEUTICALS INC., a Delaware corporation

By:
Title:

LANDLORD:	DHB PROPERTIES, LLC,
a Kentucky professional service corporation

	By:	/s/
	Title:	Partner

EXHIBIT D - LANDLORD’S WORK

EXHIBIT D-2 - THE PLAN

11' - 1 1/8"
12' - 6 3/8"
Office 1
Office 2
9' - 9 1/8"
13' - 3 1/2"
Clerestory windows
@7'-0" above floor.
5' - 0"
Reception
Office 3
12' - 6 1/8"
9' - 0"
9' - 2"
8' - 0"
Conference
Room
16' - 8 3/8"
5' - 0"
20' - 1 3/8"
UP
Stair
002
Egress
005
Copier
8' - 9 1/2"
7' 1/4"
7' - 4"
Office 4
11' - 6 1/4"
Storage
14' - 11 1/8"
Office 5
11' - 8 1/8"
22' - 1 1/4"
12' - 6 1/8"

© 2010 H&H Systems and Design, Inc. dba H & H Design-Build. This work is protected by the 1976 Copyright Act, 17 U.S.C. § 101 et seq. H&H Systems and Design, Inc. dba H & H Design Build retains the exclusive right to reproduce this work in copies, prepare derivative works, distribute copies, or display this copyrighted work. Infringement upon this copyright is subject to civil remedies include actual damages, statutory penalties up to $150,000 per copy, an injunction ordering destruction of any infringing plans or buildings, and an award of attorney fees and costs.

**PFP-1**
Proposed Floor Plan

| | |
|---|---|
| Project No. | PRIDHVB567 |
| Checked by | VLC |
| Drawn by | VLC |
| Date | 12.11.10 |

# Apellis Office Suite
6400 Westwind Way; Crestwood, Kentucky 40014

## Office Suite Renovation

H&H Design-Build
Innovation for life
150 East Main Street New Albany, IN 47150
812.944.2324 phone 812.949.2959 fax
www.hhdesignbuild.com

EXHIBIT E - RULES AND REGULATIONS

1. Standard hours of operation shall be between the hours of 7:30 a.m. and 6:00 p.m. on Monday through Friday of each week except on Legal Holidays as provided below.

2. Legal Holidays: New Year’s Day, January 1; Memorial Day, observed; July 4; Labor Day, observed; Thanksgiving Day, observed; Christmas, December 25; and business days before or after such days if businesses are generally closed on such business days.

3. Services to be paid for by Landlord and included as part of Building Operating Expenses without limitation: Heating, ventilation and air-conditioning; Electricity for lighting the Building lobbies, all Common Areas and Tenant’s Premises that are not separately metered; Water for lavatory and drinking purposes; Washing of windows at intervals established by Landlord; Cleaning and maintenance for all Common Areas.

4. After hours electrical, lighting or HVAC controls selected either through the use of installed override switches or provided at the special request by Tenant shall be billed to Tenant at rates reasonably established by Landlord.

5. The sidewalks, halls, passages, exits, entrances, retail areas, elevators, escalators and stairways of the Building will not be obstructed by Tenant or used by Tenant for any purpose other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, elevators, escalators and stairwells are not for the general public, and Landlord will in all cases retain the right to control and prevent access to them by all persons whose presence, in the judgment of Landlord, would be prejudicial to the safety, character, reputation, and interests of the Building and its tenants; however, such access will be permitted to persons with whom Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Tenant and its employees and invitees shall not go upon the roof of the Building.

6. No sign, placard, picture, name, advertisement or notice visible from the exterior of Tenant’s Premises will be inscribed, painted, affixed or otherwise displayed by Tenant on any part of the Building or the Premises without the prior written consent of Landlord. Landlord will adopt and furnish to Tenant guidelines relating to signs inside the Building on the office floors. Tenant agrees to conform to such guidelines. All approved signs or lettering on doors will be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord. Material visible from outside the Building will not be permitted. Landlord may remove such materials without any liability, and may charge the expense incurred by such removal to Tenant.

7. No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations will be attached to, hung, or placed in, or used in connection with any window of the Building or the Premises unless approved in writing by Landlord.

8. The sashes, sash doors, skylights, windows, heating, ventilating, and air conditioning vents and doors that reflect or admit light and air into the halls, passageways or other public places in the Building will not be covered or obstructed by Tenant.

9. No showcases or other articles will be put in front of or affixed to any part of the exterior of the Building, nor placed in the public hails, corridors or vestibules without the prior written consent of Landlord.

10. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is under the influence of liquor or drugs, or who shall in any manner do any act of violence or violate any of the Rules and Regulations of the Building.

11. Tenant will not occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or typist, or for the possession, storage, manufacture, or sale of liquor, narcotics, dope, tobacco (except vending machine sale of tobacco for the convenience of Tenant’s employees) in any form, or as a barber or manicure shop, or as a public employment bureau or agency, or for a public finance (personal loan) business. Tenant will not permit the Premises to be used for lodging or sleeping or for any immoral or illegal purpose. Tenant will not use or permit the use of the Premises in any manner which involves the unusual risk of injury to any person. No cooking will be done or permitted by Tenant on the Premises, except in area of the Premises which are specially constructed for cooking, and except that use by Tenant of Underwriters’ Laboratory - approved microwave equipment or equipment for brewing coffee, tea, hot chocolate and similar beverages will be permitted so long as such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

12. Tenant will not employ any person or persons other than the cleaning service of Landlord for the purpose of cleaning the Premises, unless otherwise agreed by Landlord in writing. Except with the written consent of Landlord, no person or persons other than those approved by Landlord will be permitted to enter the Building for the purpose of cleaning it. Tenant will not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. If Tenant’s actions result in any increased expense for any required cleaning, Landlord reserves the right to assess Tenant for such expenses. Janitorial service will not be furnished on nights to offices which are occupied after business hours on those nights unless, by prior written agreement of Landlord, service is extended to a later hour for specifically designated offices.

13. The toilet rooms, toilets, urinals, wash bowls and other plumbing fixtures will not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other foreign substances will be thrown in them. All damages resulting from any misuse of the fixtures will be borne by Tenant who, or whose servants, employees, agents, visitors or licensees have caused the damage.

14. Tenant will not deface any part of the Premises or the Building of which they form a part. Without the prior written consent of Landlord, Tenant will not lay linoleum or other similar floor covering. If such floor covering is to be used, an interlining of builder’s deadening felt will be first affixed to the floor, by a paste of other material soluble in water. The use of cement or other similar adhesive material is expressly prohibited. In those portions of the Premises in which carpet has been provided directly or indirectly by Landlord, Tenant will at its own expense install and maintain pads to protect the carpet under all furniture having casters other than carpet casters,

15. The Building is open to the public during the standard hours of operations established by Landlord and outlined herein under Paragraph 1. Landlord will furnish Tenant with four (4) keys to each door lock of the Premises, and four (4) building keys for entry to the Building after hours. Landlord will have the right to collect a reasonable charge for additional keys requested by Tenant. Tenant, upon termination of its tenancy, will deliver to Landlord all keys which were furnished by Landlord for the Premises and Building or any other area of the Building (e.g., conference room, exercise room, vending room).

16. Tenant will not alter, change, replace, or re-key and lock or install new lock or a knocker on any door of the Premises. Landlord, its agents or employees, will retain a master key to all door locks on the Premises. Any new door locks required by Tenant or any change of keying of existing locks will be installed or changed by Landlord following Tenant’s written request to Landlord and will be at Tenant’s expense. All new locks and re-keyed locks will remain operable by Landlord’s master key.

17. Tenant will see that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or Tenant’s employees leave the Premises, so as to prevent waste or damage, and for any default or carelessness in this regard Tenant will make good all injuries sustained by other tenants or occupants of the Building or Landlord. On multiple-tenancy floors, all tenants will keep the doors to the Building corridors closed at all times except for ingress and egress.

18. Tenant agrees that Landlord shall not be responsible for lost or stolen personal property, money or jewelry from the Premises or Building regardless of whether such loss occurs when the area is locked against entry or not.

19. Smoking is not permitted in Building including, but not limited to, lobbies, common hallways, restrooms, vending areas, conference rooms and exercise facilities.

20. Tenant, its employees, agents, customers and invitees shall not loiter or solicit in the Common Areas, nor shall Tenant distribute any handbills or other advertising at the Building.

21. Upon Tenant’s taking possession of the Premises, Tenant shall supply to Landlord the name, address and phone number of an emergency contact. Tenant authorizes Landlord to relinquish said information to the Police Department and Fire Department in case of an emergency.

22. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, any persons occupying, using, or entering the Building, or any equipment, finishings or contents of the Building, and Tenant will comply with such systems and procedures.

23. All persons entering or leaving the Building after standard hours of operation including Saturday, Sunday, and holidays will comply with such off-hours regulations as Landlord may establish and modify from time to time. Landlord reserves the right to limit or restrict access to the Building during such time periods.

24. The elevator designated by Landlord will be available for use by all tenants in the Building during the hours and pursuant to such procedures as Landlord may determine from time to time. The persons employed to move Tenant’s equipment, material, furniture or other property in or out of the Building must be accepted by Landlord. The moving company must be a locally recognized professional mover, whose primary business is the performing of relocation services, and must be bonded and fully insured. A certificate or other verification of such insurance must be received and approved by Landlord prior to the start of any moving operations. Insurance must be sufficient, in Landlord’s sole opinion, to cover all personal liability, theft or damage to the Building, including without limitation, floor coverings, doors, walls, elevators, stairs, foliage and landscaping. Special care must be taken to prevent damage to foliage and landscaping during adverse weather. All moving operations will be conducted at such times and in such a manner as Landlord may direct, and all moving will take place during non-business hours unless Landlord agrees in writing otherwise. Tenant will be responsible for the provision of Building security during all moving operations, and will be liable for all losses and damages sustained by any party as a result of the failure to supply adequate security. Landlord will have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects will, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to distribute the weight properly. Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Building by moving or maintaining such property will be repaired at the expense of Tenant. Landlord reserves the right to inspect all such property to be brought into the Building and to exclude from the Building all such property which violates any of these Rules and Regulations. Supplies, goods, materials, packages, furniture and all other items of every kind delivered to or taken from the Premises will be delivered or removed through the entrance and route designated by Landlord. Landlord will not be responsible for the loss or damage of any such property, even if such loss or damage may occur through the carelessness or negligence of Landlord, its agents or employees.

25. Tenant will not use or keep in the Premises or the Building any kerosene, gasoline, or flammable or combustible or explosive fluid or material or chemical substance other than limited quantities reasonably necessary for the operation or maintenance of office equipment or limited quantities of cleaning fluids and solvents required in normal operation of the Premises. Without Landlord’s prior written approval, Tenant will not use any method of heating or air conditioning other than that supplied by Landlord. Tenant will not use or keep or permit to be used or kept, any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interference in any way with other tenants or those having business in the Building. Tenant will not place or install any object (including, without limitation, radio and television antenna, loudspeakers, sound amplifiers, microwave dishes, solar devices or similar devices) on the exterior of the Building or on the roof of the Building.

26. Landlord may without notice and without liability to Tenant, change the name and street address of the Building.

27. Landlord will have the right to prohibit any advertising by Tenant (mentioning the Building) which, in Landlord’s reasonable opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant will discontinue such advertising.

28. Tenant will not bring any animals or birds into the Building, and will not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by Landlord for such purposes.

29. Tenant will store all of its trash and garbage within the Premises. No material will be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal will be made only through entryway and elevators provided for such purposes and at such times as Landlord may designate. Removal of any furniture or furnishings, large equipment, packing crates, packing materials and boxes will be the responsibility of Tenant, and such items may not be disposed of in the Building trash receptacles, nor will they be removed by the Building’s janitorial service, except at Landlord’s sole option and at Tenant’s expense. No furniture, appliances, equipment or flammable products of any type may be disposed of in the Building trash receptacles.

30. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Tenant will cooperate to prevent same.

31. The requirements of tenants will be attended to only upon application by written, personal or telephone notice at the office of the Building. Employees of Landlord will not perform any work or do anything outside of their regular duties unless under special instruction from Landlord.

32. A directory of the Building will be provided for the display of the name and location of Tenant but Landlord will not in any event be obligated to furnish more than one (1) directory strip for the Premises. Any additional names which Tenant will desire to place in such directory must first be approved by Landlord, and if so approved, a charge will be made for them.

33. Whenever Tenant submits to Landlord any plan, agreement or other document for Landlord’s consent or approval, Tenant agrees to pay Landlord as additional rent, on demand, a processing fee in the sum equal to the reasonable fee of the architect, engineer or attorney employed by Landlord to review the plan, agreement or document.

34. Tenant will not conduct itself in any manner which is inconsistent with the character of the Building as a first quality building or which will impair the comfort and convenience of other tenants in the Building.

35. No act or thing done or omitted to be done by Landlord or Landlord’s agent during the term of the lease in connection with the enforcement of these Rules and Regulations will constitute an eviction by Landlord of Tenant nor will it be deemed an acceptance of surrender of the Premises by Tenant. No agreement to accept such termination or surrender will be valid unless in a writing signed by Landlord. The delivery of keys to any employee or agent of Landlord will not operate as a termination of the lease or a surrender of the Premises unless such delivery of keys is done in connection with a written instrument executed by Landlord approving the termination or surrender.

36. Tenant agrees that it shall not willfully do or omit to do any act or thing which shall discriminate or segregate upon the basis of race, color, sex, creed or national origin in the use and occupancy or in any subleasing or subletting in the Premises.

37. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

Apellis Pharmaceuticals, Inc., Tenant

THIS ADDENDUM TO LEASE is entered into by and between DHB Properties. LLC, a Kentucky professional services corporation (“Landlord”), and Apellis Pharmaceuticals, Inc., a Delaware corporation (“Tenant”) to amend the terms of the Lease (“Lease”) between Tenant and Landlord for certain office space located The Bluegrass Eye Building, 8400 Westwind Way, Crestwood, Kentucky, designated as Suite A.

Now, therefore, Landlord and Tenant mutually agree to the following:

1.	Prepaid Base Rent of $60,000 shall be paid in two stages as outlined herein. On or about December 1, 2010 Landlord shall provide to Tenant an invoice from G&M Maintenance (“Genera Contractor”) which Invoice shall be for one half the coat of the Landlord’s work e$ outlined on Exhibit D, which Tenant shall directly reimburse General Contractor for, not to exceed $50,000. Upon completion of Landlord’s work and acceptance of the improvements as completed in accordance with the plans by Tenant, Landlord shall provide to Tenant the final invoice from General Contractor and Tenant shall pay the balance of Prepaid Base Rent, not to exceed $60,000 directly to General Contractor. Landlord shall be responsible for the balance and remaining cost of Landlord’s work as outlined on Exhibit D.

2.	In the event that Landlord is unable to deliver possession of the Premises to Tenant by April 30, 2011 then Tenant shall have the right to terminate the Lease upon written notice to Landlord and within five (5) business days or receipt of Tenant’s notice, Landlord shall reimburse Tenant for all Prepaid Base Rent.

Except as modified herein, all terms and conditions of the Lease and any addenda are hereby ratified and acknowledged to be unchanged and shall remain in full force and effect. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Addendum, this Addendum shall govern and control.

TENANT:	Apellis Pharmaceuticals, Inc. a Delaware corporation

	By:	/s/ Pascal Deschatelets
	Title:	Chief Operating Officer

LANDLORD:	DHB Properties, LLC
a Kentucky professional services corporation

	By:	/s/ Anne C. Huntington
	Title:	Partner

ACCEPTANCE OF PREMISES AMENDMENT

February 25, 2011

(Date)

THIS ACCEPTANCE OF PREMISES AMENDMENT to the Lease by and between DHB Properties, LLC, (“Landlord”), and Apellis Pharmaceuticals, Inc., (“Tenant”), is intended to amend the terms of the Lease between Landlord and Tenant for certain office space located in The Bluegrass Eye Building, 6400 Westwind Way, Crestwood, Kentucky, 40014 known as Suite                     .

LANDLORD and TENANT hereby AGREE as follows:

1.	Except for those items shown on the attached “punch list”, which Landlord will remedy within days hereof, Landlord has fully completed the construction work required under the terms of the Lease.

2.	The Premises is tenantable. The Landlord has no further obligation for construction (except as specified above) and Tenant acknowledges that both the Building and the Premises are satisfactory in all respects.

3.	The Commencement Date of the Lease (Paragraph 1.01 C) is hereby agreed to be February 28, 2011.

4.	The Expiration Date of the Lease (Paragraph 1.01 C) is hereby agreed to be February 29, 2016.

Except as modified herein, all terms and conditions of the Lease and any addenda are hereby ratified and acknowledged to be unchanged and shall remain in full force and effect. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Acceptance of Premises Amendment, this Acceptance of Premises Amendment shall govern and control.

TENANT:	Apellis Pharmaceuticals, Inc.
a Delaware corporation

	By:	/s/ Pascal Deschatelets
	Title:	COO

LANDLORD:	DHB Properties, LLC
a Kentucky professional services corporation

	By:	/s/ Matt Blair
	Title:		, Partner

THIRD ADDENDUM TO OFFICE LEASE AGREEMENT

THIS THIRD ADDENDUM TO OFFICE LEASE AGREEMENT (“Third Addendum”) is made and entered into as of April 27th, 2015 (the “Effective Date”), by and between (I) DHB PROPERTIES, LLC, a Kentucky limited liability company (“Landlord”), and (II) APELLIS PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Office Lease Agreement dated October 21, 2010, which was subsequently amended by an Addendum to Lease dated October 27, 2010, and Second Addendum dated May 20, 2014, executed prior to this Third Addendum (as previously amended, the “Lease”), and capitalized terms used and not otherwise defined in this Third Addendum will have the respective meanings given to such terms in the Lease; and

WHEREAS, Landlord and Tenant desire to further amend the Lease as hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing premises, which are incorporated within this Third Addendum, and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged and agreed, the parties hereto hereby agree as follows:

1.	Second Expansion Space: The area of the Premises leased to Tenant under the Lease is expanded as of the Effective Date by an additional 3,325+/- square feet, the location of such additional area being depicted and labeled as the “Second Expansion Space” on the Exhibit A attached hereto and made a part hereof (the “Second Expansion Space”). As of the Effective Date the Second Expansion Space shall be encompassed and included within the definition of the Premises leased to Tenant under the Lease, and the area of the Premises is agreed to be 7,125 square feet.

2.	Second Expansion Space Delivery Date: The delivery date of the Second Expansion Space is estimated to be July 15, 2015. Delivery shall be deemed satisfied upon issuance of a certificate of occupancy on the Second Expansion Space and Landlord and Tenant agree to execute an Acceptance of Premises Amendment that shall establish actual delivery of the Second Expansion Space.

3.	Term Extension: The Term is hereby extended through, and the Expiration Date of the Term shall now be the date that is three (3) years from the Delivery Date, estimated to be July 14, 2018.

4.	Base Rent: The Base Rent for the Premises shall be calculated as follows: Original Premises:

(a)	The monthly installments of Base Rent for the area of the Premises originally leased to Tenant under the Lease (the “Original Premises”) shall continue to be $2,984.92 (based on an annual rental amount of $17.00 per square foot), and shall continue to be due and payable on the first (1st) day of each month through February 2016.

	(b)	The monthly installments of Base Rent due and payable to Landlord for the Original Premises shall increase as of March 1, 2016 (based on an annual rental amount of $18.00 per square foot), and will be due and payable to Landlord by Tenant in monthly amounts of $3,160.50 commencing on March 1, 2016, and continuing on the first (1sl) day of each month thereafter through the remaining Term as extended by this Third Addendum.

First Expansion Premises:

	(a)	Base Rent for the area of the Premises which comprises the First Expansion Space shall commence on October 7, 2014, and shall be due and payable to Landlord by Tenant in monthly installments of $2,398.42 (based on an annual rental amount of $17.00 per square foot) on October 7, 2014, and continuing on the first (1st) day of each month thereafter through February 2016.

	(b)	The monthly installments of Base Rent due and payable to Landlord for the area of the Premises which comprises the First Expansion Space shall increase as of March 1, 2016 (based on an annual rental amount of $18.00 per square foot), and will be due and payable to Landlord by Tenant in monthly amounts of $2,539.50 commencing on March 1, 2016, and continuing on the first (1st) day of each month thereafter through the remaining Term as extended by the Third Addendum.

Second Expansion Premise

5.	(a)	Base Rent for the area of the Premises which comprises the Second Expansion Space shall commence on delivery estimated to be July 15, 2015 and shall be due and payable to Landlord by Tenant in monthly installments of $4,710.42 (based on an annual rental amount of $17.00 per square foot) and continuing on the first (1sl) day of each month thereafter through February 2016.

	(b)	The monthly Installments of Base Rent due and payable to Landlord for the area of the Premises which comprises the Second Expansion Space shall increase as of March 1, 2016 (based on an annual rental amount of $18.00 per square foot), and will be due and payable to Landlord by Tenant In monthly amounts of $4,987.50 commencing on March 1, 2016, and continuing on the first (1st) day of each month thereafter through the remaining Term as extended by the Third Addendum,

6.	Tenant Finish: The Landlord’s Work with regard to the Second Expansion Space is out depicted and described on Exhibit B attached hereto and made a part hereof (the “Tenant Finish”), and Tenant shall be responsible for and shall pay the cost of the Tenant Finish, up to an agreed aggregate maximum amount of $207,788.00 (the “Tenant Contribution”), in two stages as follows:

	(a)	On or about , Landlord shall provide to Tenant a copy of an invoice from the general contractor (the “General Contractor”) for one-half (1/2) of the cost of the Tenant Finish, which invoice amount Tenant shall directly pay to the General Contractor up to a maximum amount of $89,644.

(b)	Upon completion of the Tenant Finish, Landlord shall provide to Tenant a copy of the final invoice from the General Contractor for the cost thereof, and Tenant shall pay directly to the General Contractor the balance of the amount due for the Tenant Finish, not to exceed a maximum amount from Tenant $89,644.

(c)	Landlord shall be responsible for the HVAC cost for the Second Expansion Space and shall pay the General Contractor directly for the cost estimated to be $28,500.

Landlord shall be responsible for any amounts due to the General Contractor for the Tenant Finish In excess of the Tenant Contribution.

7.	Expansion Space Delivery: Landlord shall deliver the Expansion Space to Tenant, with the Tenant Finish complete, on or before July 15, 2015, subject to extension for delays resulting from Acts of God, unusual Inclement weather and occurrences of force majeure.

8.	Expansion Space Rent Credit: Notwithstanding the terms of Section 4 above, Tenant shall be entitled to credit the amount of the Tenant Contribution actually paid by Tenant against the amount of Base Rent due with respect to the Second Expansion Space, to be taken by Tenant as a credit against each such Installment of Base Rent until such credit amount has been exhausted.

9.	Utilities. Tenant shall be responsible for heating and cooling costs for the Second Expansion Space.

10.	Miscellaneous. Except as expressly modified herein, all terms and conditions of the Lease fire hereby ratified and acknowledged to be unchanged and shall remain in full force and effect. Nothing herein modifies the terms of Section 6 of the Second Amendment. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Addendum, this Addendum shall govern and control.

WITNESS the signatures of the undersigned as of the Effective Date.

TENANT:	Apellis Pharmaceuticals, Inc. a Delaware corporation

	By:	/s/ Pascal Deschatelets
	Title:	COO

LANDLORD:	DHB Properties, LLC a Kentucky limited liability company

	By:	/s/ Bryan Matthew Blair
	Title:	VP